SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) - September 28, 2000

                                 HSB Group, Inc.
             (Exact name of registrant as specified in its charter)

       Connecticut                     001-13135              06-1475343
    (State or other                    (Commission            (IRS Employer
   jurisdiction of incorporation)      File Number)           Identification
                                                                        No.)

       One State Street, Hartford, Connecticut                06102-5024
      (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code - (860-722-1866)




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Item 5.  Other Events

On September 29, 2000, The Hartford Steam Boiler Inspection and Insurance Company ("HSBIIC"), the principal subsidiary of HSB Group, Inc. (the "Registrant") completed the sale of its 51% membership interest in Integrated Process Technologies, LLC ("IPT") to Enron Energy Services Operations, Inc. ("EESO") pursuant to an LLC Membership Interest Purchase Agreement between HSBIIC and EESO dated September 28, 2000. In a related transaction, HSBIIC completed the sale of a call option it held on an additional 29% interest in IPT to the other 49% holder in IPT. HSBIIC realized a pre-tax gain of approximately $9,000,000 from the two IPT sales transactions. Under the merger agreement dated as of August 17, 2000 between the Registrant and Engine Acquisition Corporation, a wholly owned subsidiary of American International Group, Inc. ("AIG"), the consent of AIG was necessary in order to complete the sale of IPT. AIG provided its consent to the transaction.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           HSB Group, Inc.


Dated:   October 3, 2000                   /s/ R. Kevin Price
                                           R. Kevin Price
                                           Senior Vice President
                                           and Corporate Secretary